EX 26 (g) v.

SCOTTISH RE (U.S.) INC.

AUTO YRT (Strategic Edge GUL/GVUL) LCM AGREEMENT/AMENDMENTS

4/1/2005	Original Agreement

4/1/2005	Amendment –

4/1/2006	Amendment –

9/1/2006	Amendment – New Contestable Claims Procedure

2/9/2007	Amendment – New Underwriting Guidelines – Schedule F; add Enrollment Form

4/1/2007	Amendment –

4/1/2008	Amendment –

7/1/2008	Amendment – Terminate to New Business on New Lives

1/1/2009	Amendment –

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”, sometimes known as the “Reinsured”)

and

SCOTTISH RE (U.S.), INC.

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2009, the Amendment effective date, the 1980 CSO valuation basis is being replaced by the 2001 CSO valuation basis. In future years, there could be another new valuation basis. This blanket amendment is for all treaties both terminated and non-terminated since any reinsured 1980 CSO product could be impacted.

If a product converts from a 1980 CSO valuation basis to a 2001 CSO or later valuation basis, the original conversion reinsurance premium rates continue to apply but the reserve credits will be based on the new valuation basis and the prevailing statutory interest rates.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/13/08
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/13/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/13/08
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), INC.

By:	/s/ Lonny Meewes	Date: 10/9/08

Print name: Lonny Meewes

Title: SVP

SCOTTISH RE (U.S.), INC.

By:	/s/ Joan Paulter	Date: 10/9/08

Print name: Joan Paulter

Title VP

AMENDMENT to

REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company)

and

SCOTTISH RE (U.S.), INC.

(hereinafter referred to as the “Reinsurer”)

The Life Reinsurance Agreements, listed in the attached Exhibit, shall be terminated to new business on new lives. Such termination will be effective as of the date shown in the last column of the Exhibit. All other changes allowed under the Agreements, including but not limited to any increases if they are normally applied to the existing contracts/pools, shall continue to be available hereunder. All business inforce at the termination effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based.

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 5/20/08
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 5/20/08
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 5/20/08
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), INC.

By:	/s/ Lonny Meewes	Date: 5/13/08

Print name: Lonny Meewes

Title: SVP

SCOTTISH RE (U.S.), INC.

By By: /s/ Joan Paulter		Date: 5/13/08

Print name: Joan Paulter

Title VP

Exhibit

Agreement Number	Product	Agreement Type	Effective Date of Agreement	Termination Date

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOTTISH RE (U.S.), Inc.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Original Agreement Effective Date: April 1, 2005

Effective April 1, 2008, the Reinsurer is hereby assigned new quota share percentages for coverages in Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages. These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages only. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. Each year, as the quota share percentages are adjusted to meet certain maximum limits set by reinsurer and location, the Reinsurer’s quota share percentages may change and the percentages for the current policy period will be applied to inforce as well as new business. Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments. The Ceding Company’s retention may also fluctuate by group or location due to available reinsurance coverage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept. 23, 2008
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept. 23, 2008
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept. 23, 2008
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), Inc.

By:	/s/ Lonny Meewes	Date: 9/16/08

Print name: Lonny Meewes

Title: SVP

SCOTTISH RE (U.S.), Inc.

By:	/s/ Joan Paulter	Date: 10/9/08

Print name: Joan Paulter

Title VP

EXHIBIT I: Reinsurer’s                      Assigned Quota Share Percentages

Scottish Re (U.S.), Inc.

BUSINESS ONLY All Business 4/1/05 and later	Policy Period: April 1, 2008 through June 30, 2008
Group/ Location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

Other group coverages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments. Other                      new business percentages previously added to this Agreement but not mentioned herein continue unchanged from prior amendments.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOTTISH RE (U.S.), Inc.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Original Agreement Effective Date: April 1, 2005

This Amendment is effective beginning April 1, 2007.

The Reinsurer is hereby assigned new quota share percentages for coverages in Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages. These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s                      Assigned Quota Share Percentages only. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. Each year, as the quota share percentages are adjusted to meet certain maximum limits set by reinsurer and location, the Reinsurer’s quota share percentages may change and the percentages for the current policy period will be applied to inforce as well as new business. The Ceding Company’s retention may also fluctuate by group or location due to available reinsurance coverage.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/18/0
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/18/0
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By: /s/ Peter G. Ferris	Date: 10/18/0
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), Inc.

By s/ Lonny Meewes	Date: 9/19/07

Print name: Lonny Meewes

Title: SVP

SCOTTISH RE (U.S.), Inc.

By: By: /s/ Joan Paulter

Print name: Joan Paulter

Title VP

EXHIBIT I: Reinsurer’s                      Assigned Quota Share Percentages

SCOTTISH RE (U.S.), Inc.

BUSINESS ONLY	Policy Period: April 1, 2007 through March 31, 2008
Group/ Location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

AMENDMENT to the

AUTOMATIC YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOTTISH RE (U.S.), INC.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge GUL with or without the variable rider (GVUL)

Original Treaty Effective Date: April 1, 2005

Effective February 9, 2007, the Amendment effective date, the following underwriting guidelines will be applied to the above-referenced Agreement for applicable business as stated in the attached guidelines:

-	Lehman underwriting guidelines (4 pages), (Schedule F in the Agreement)
-	Enrollment form (1 page)

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 2/1/07
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), INC.

By: By: /s/ Joan Paulter Date: 1/23/07

Print name: Joan Paulter

Title VP

SCOTTISH RE (U.S.), INC.

By: /s/ Lonny Meewes 1/23/07

Print name: Lonny Meewes

Title: SVP

Underwriting Requirements

Case Underwriting Procedures

AMENDMENT to

ALL REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

SCOTTISH RE LIFE CORPORATION

(hereinafter referred to as the “Reinsurer”)

Effective September 1, 2006, the Amendment effective date, the Ceding Company and the Reinsurer hereby amend all of the reinsurance agreements (including the agreements which are already terminated to new business) so that the process of reviewing all new contestable claims received on or after this date between the Ceding Company and the Reinsurer shall be as follows, and shall replace only such contestable claims terms/procedures in each Agreement that conflict(s) with the contestable claims terms/procedures below. There shall no longer be a Lead Contestable Claim Reinsurer in any agreement, that function is replaced by the procedure below.

Amended Contestable Claims Procedure

The Ceding Company shall send to the Reinsurer all of the contestable claims documentation as required in the underlying Agreement, including that which was to be sent to the Lead Claim Reinsurer, by any of the following means: facsimile, encrypted secure email, or express mail. If the Ceding Company sends the documentation via secure email, it shall submit said information for each claim directly to the Reinsurer via a “list of claims personnel”1 that is provided by the Reinsurer. The Reinsurer has complete responsibility for the Reinsurer’s review of each claim and to communicate its recommendation for each claim in writing (email is acceptable) to the Ceding Company within three to five (3-5) business days from the day in which the Ceding Company sent the final documentation. If the Reinsurer does not communicate its recommendation in writing (email is acceptable) to the Ceding Company regarding whether to contest or pay the claim during the three to five-day period, the Ceding Company shall proceed to settle, contest or deny the claim as allowed in the underlying Agreement without requiring further input from the Reinsurer. The Ceding Company may take into consideration any other reinsurer’s decision regarding the claim that was communicated to the Ceding Company within the timeframe specified, but in any case only the Ceding Company will determine the proper action on the claim and the decision will be made exclusively by the Ceding Company. The decision to pay the claim shall be binding on the Reinsurer and all other reinsurers affected by the claim. Alternatively, the Ceding Company will promptly notify the Reinsurer of its decision to contest or deny a claim.

In the event that the Ceding Company has decided to pay the claim or in the event that the Ceding Company has elected to contest or deny the claim and the Reinsurer has accepted participation in the contest, the Reinsurer shall share in the claim expenses of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. For example, litigation expenses related to the contestable claim are considered claim expenses. Routine expenses incurred in the normal settlement of uncontested claims, compensation of salaried officers and employees of the Ceding Company shall not be considered claim expenses.

Alternatively, if the Ceding Company has decided to contest the claim, the Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the policy benefits to the Ceding Company and will not share in any claim expense involved in such contest, compromise or litigation, or in any reduction in the claim resulting therefrom. After the Reinsurer has received notification of the Ceding Company’s decision to contest or deny a claim and received all information relative to the claim, Reinsurer will make a concerted effort to convey its decision to participate or decline to participate in the contest in writing (email is acceptable) within five (5) business days from the day in which the documentation was sent by the Ceding Company. The Ceding Company presumes that the Reinsurer received the information on the day it was sent by the Ceding Company, if sent by secure email or facsimile. If sent by overnight mail, the Ceding Company presumes the Reinsurer received the information the following business day.

1 The                                                                                                                                                    .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged. IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 8/15/06
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 8/15/06
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: :	/s/ Peter G. Ferris	Date: 8/15/06
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE LIFE CORPORATION

By:	/s/ Lonny Meewes	Date: 9/16/08

Print name:	Lonny Meewes

Title:	SVP

AMENDMENT No. 2 to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOTTISH RE (U.S.), Inc.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider

(GVUL)

Effective: April 1, 2005

Effective April 1, 2006, the Amendment effective date, the Reinsurer is hereby assigned quota share percentages for all coverages as stated in the attached table Exhibit I: Reinsurer’s Assigned Pool Percentages. These percentages are applied for the policy periods noted in Exhibit I: Reinsurer’s Assigned Pool Percentages only. The Reinsurer’s quota share percentages are a function of the Reinsurer’s available coverages and reinsurance limits noted in Schedule A: Accepted Coverages, and Schedule B: Reinsurance Limits under the above-referenced Agreement. Each year, as the quota share percentages are adjusted to meet certain maximum limits set by reinsurer and location, the Reinsurer’s quota share percentages may change and the percentages for the current policy period will be applied to inforce as well as new business. Future policy periods not covered in this Amendment may utilize different Reinsurer percentages, which are subject to change.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

/s/ Peter G. Ferris		Date: 10/26/06
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/26/06
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/26/06
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.), Inc.

By:	/s/ Christopher Sharaha	Date: 10/24/06

Print name:	Christopher Sharaha

Title:	Senior Vice President

SCOTTISH RE (U.S.), Inc.

By: By:	/s/ Joan Paulter

Print name:	Joan Paulter

Title	VP

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

BUSINESS ONLY	Policy Period: April 1, 2005 through March 31, 2006		Policy Period: April 1, 2006 through March 31, 2007
Group/ Location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Ceding Company Retention Percentage Ages 0-65 ; Ages 66+	Reinsurer Percentage NAR At this/each location	Cession Code

%

%

%

%

AMENDMENT to

SELECT REINSURANCE AGREEMENTS

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, and/or

MML BAY STATE LIFE INSURANCE COMPANY, and/or

CM LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company,” sometimes known as the “Reinsured”)

and

SCOTTISH RE (U.S.) Inc.

(hereinafter referred to as the “Reinsurer”)

Beginning on the effective date of each Agreement listed below, the “                                         ”                                          of Schedule A: Accepted Coverages for each Agreement listed below will be clarified to

Old Reference to be Replaced, Schedule A: Accepted Coverages

“The                                                                                                                                                 sooner.”

New Reference as Replacement, Schedule A: Accepted Coverages

“The                                                                                                                                                 sooner.

The only Agreements affected by this change are included in the list below:

Agreement Effective Date	Product	Reinsurer Treaty Reference Number(s)

The remaining recapture provisions/requirements in each Agreement listed above shall remain unchanged. All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 12, 2006
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 12, 2006
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: Sept 12, 2006
Peter G. Ferris
Second Vice President & Actuary

SCOTTISH RE (U.S.) Inc.

By:	/s/ Lonny Meewes	Date: 9/16/08

Print name:	Lonny Meewes

Title:	SVP

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter called the “Ceding Company”)

and

SCOTTISH RE (U.S.), INC.

(hereinafter called the “Reinsurer”)

Effective Date: April 1, 2005

Coverage:

Simplified Issue and Guaranteed IssueStrategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

Large Corporate Markets

Automatic YRT Agreement

Effective Date: April 1, 2005

Ceding Company:	MML Bay State Life Insurance Company of Hartford, Connecticut

C.M. Life Insurance Company of Hartford, Connecticut, and

Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts

Reinsurer:	Scottish Re (U.S.), Inc. of Charlotte, North Carolina

Accepted Coverages:	Life insurance on policies written by the Ceding Company on the plans cited in Schedule A – Accepted Coverages.

Effective Date:	April 1, 2005

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes, with respect to its subject, any prior oral or written agreements.

Commencing on the Effective Date, the Reinsurer shall provide reinsurance coverage to the Ceding Company subject to the provisions of this Agreement on the basis stated hereinafter in the attached Articles and Schedules. These Articles and Schedules, or parts thereof may be changed or modified upon written agreement between the Ceding Company and the Reinsurer.

Automatic YRT Agreement

Effective Date: April 1, 2005

IN WITNESS WHEREOF, the parties hereto execute this Agreement in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ John Valencia	Date: Oct 6, 2005
John Valencia
Assistant Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date: 10/6/05
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	Ed Jalowski	Date: 10/6/05
Ed Jalowski
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	Ed Jalowski	Date: 10/6/05
Ed Jalowski
Second Vice President & Actuary

SCOTTISH RE (U.S.), INC.

By:	/s/ Paul Turner	Date: 9/28/05

Print name:	Paul Turner

Title:	Senior Vice President

Attest:	/s/ Joan Paulter	Date: 9/28/05

Automatic YRT Agreement

Effective Date: April 1, 2005

Table of Contents

Article	Title	Page

I	Automatic and Facultative Reinsurance	5
II	Facultative Submission	5
III	Basis of Reinsurance	6
IV	Premiums, Payments and Reports	6
V	Expenses	7
VI	Premium Taxes	7
VII	DAC Tax Election	7
VIII	Experience Refunds	7
IX	Policy Changes	8
X	Increase in Retention	9
XI	Termination of Agreement with Respect to New Reinsurance	10
XII	Claims	10
XIII	Inspection of Records	12
XIV	Errors and Omissions	12
XV	Insolvency	12
XVI	Waivers and Amendments	13
XVII	Severability	13
XVIII	Gramm-Leach-Bliley Privacy Requirements	13
XIX	Notice	14
XX	Arbitration	15
XXI	Governing Law	15
XXII	Headings	15
XXIII	Parties to Agreement	15
XXIV	Agreement	16
XXV	Good Faith and Financial Solvency	16

Schedule	Title	Page

A	Accepted Coverages	17
B	Reinsurance Limits	18
C	Special Net Risk Calculations	19
D	Reinsurance Premium Rates	20
E	Reinsurance Reports	23
F	Underwriting Guidelines	25
G	DAC Tax Schedule	28
H	Rules for Determining Quota Share Percentages	29

ARTICLE I: AUTOMATIC REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of Simplified Issue, Guaranteed Issue, and Fully Underwritten GVUL policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and Schedule B – Reinsurance Limits, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The Ceding Company has retained the Percentage of Participation listed in Schedule B – Reinsurance Limits up to the maximum limit of retention stated therein.

2.	The total amount does not exceed the limits shown in Schedule B- Reinsurance Limits.

3.	The amount per issue does not exceed the limit shown in Schedule B- Reinsurance Limits.

4.	If the certificates are issued on a guaranteed issue basis they must meet the parameters listed in Schedule F- Underwriting Guidelines.

5.	The plans and riders which are listed in Schedule A – Accepted Coverages.

6.	The risk is a resident of the United States, Canada, Puerto Rico or Guam, or qualifies under the Guaranteed Issue Guidelines listed in Schedule F – Underwriting Guidelines.

7.	On any one case reinsured with the Reinsurer, the amount automatically reinsured must not exceed the Location Limit shown in Schedule B – Reinsurance Limits.

B.	Reinsurance that may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to other reinsurers for facultative consideration.

C.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

D.	The Reinsurer shall be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement, not to exceed the amount shown in Schedule B – Reinsurance Limits.

ARTICLE II: FACULTATIVE SUBMISSION

    The Reinsurer does not accept Facultative Reinsurance in accordance with this Agreement.

ARTICLE III: BASIS OF REINSURANCE

A.	Life .

B.	For the purpose of this Agreement, except as noted below, the net amount at risk shall be calculated as the .

C.	The amount at risk may be determined using actual cash values, account values, tabular values, or by other methods agreeable to the Ceding Company and the Reinsurer, as described in Schedule C.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

A.

Reinsurance premiums are payable annually in advance. The Ceding Company reserves the right to pay premiums monthly in advance. Upon giving sixty (60) days prior written notice to the Reinsurer, the Ceding Company may change the premium payment method to monthly in advance. Such accounting adjustments must comply with generally acceptable accounting principles. Such payment for policies with anniversaries in any calendar month shall accompany the monthly statement as provided in this Article. Premiums shall be calculated by applying the premium rates per thousand to the net amount at risk as described in Article III – Basis of Reinsurance. The premium rates per thousand are those specified in Schedule D – Reinsurance Premium Rates.

B.	The

C.

At the end of each month the Ceding Company shall prepare and send to the Reinsurer a statement, in substantial accord with Schedule E – Reinsurance Reports, reporting reinsurance premiums due on each new risk and for renewals of policies whose anniversary date falls within the reporting period. Any premium adjustments and refunds due because of terminations, reinstatements, reissues and other changes during the reporting period shall also be listed. The reporting period is stated in Schedule E – Reinsurance Reports. New reinsurance shall be reported on the report next following the time that the reinsured policy has been reported as delivered and paid for.

ARTICLE IV: PREMIUMS, PAYMENTS AND REPORTS

(continued)

D.

The statement shall be furnished to the Reinsurer within forty-five (45) days after the end of each month and shall be accompanied by payment of any net amount due the Reinsurer as shown on the statement. If any reinsurance premium is not paid within the allotted time, the Reinsurer has the right to terminate its liability on the reinsurance risks on the statement by giving thirty (30) days written notice to the Ceding Company. At the close of the thirty (30) day period following the notice, the Reinsurer’s liability shall terminate for the aforementioned risks. Regardless of these terminations, the Ceding Company shall be liable to the Reinsurer for all unpaid reinsurance premiums earned by them. The Ceding Company agrees that it shall not force termination under the provisions of the paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

E.

Terminated risks may be reinstated within sixty (60) days after the effective date of termination by paying in full all of the unpaid reinsurance premiums for the risks inforce prior to the termination. The Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the date on which the Reinsurer receives all required back premiums, if any.

F.

The Ceding Company or the Reinsurer may exercise at any time the right to offset any undisputed debts or credits, liquidated or unliquidated, whether on account of premiums or otherwise, due from either party and their affiliates to the other under this Agreement.

G.	The Reinsurer reserves the right to charge interest at the prime rate as stated in the Wall Street Journal on the 1st business day in January prior to the due date of the premium when:

a.	Renewal premiums are not paid within sixty (60) days of the due date.
b.	Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.

ARTICLE V: EXPENSES

The Ceding Company shall pay the expenses of all medical examinations, inspection fees, and other charges incurred in connection with the issuance of the insurance.

ARTICLE VI: PREMIUM TAXES

The Reinsurer shall not reimburse the Ceding Company for any premium taxes.

ARTICLE VII: DAC TAX ELECTION

The Ceding Company and the Reinsurer make an election pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended, and agree to the terms stipulated in Schedule G – DAC Tax Schedule.

ARTICLE VIII: EXPERIENCE REFUNDS

Reinsurance under this Agreement shall not be eligible for an experience refund.

ARTICLE IX: POLICY CHANGES

A.	The Ceding Company shall notify the Reinsurer of all policy terminations and changes that affect the reinsurance. Unearned reinsurance premiums on such terminations or changes shall be refunded.

B.

If any portion of the Ceding Company’s insurance risk is terminated, the reinsurance shall be reduced by a proportionate amount. If there are other reinsurers, each one shall share in the reduction according to its proportion of the total reinsurance.

C.

If a policy reinsured under this Agreement lapses to extended term or paid-up insurance, the Reinsurer shall share in an adjustment in the amount of reinsurance on the policy in the same proportion as the reinsurance amount had to the insurance amount immediately prior to the policy lapsing.

D.

If a portion of the insurance issued by the Ceding Company on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced so as to restore, as far as possible, the retention level of the Ceding Company on the risk, provided, however, that the Ceding Company shall not assume on any policy being adjusted as provided in this Article an amount of insurance in excess of the greater of (1) its retention limit at the time of issue of that policy, and (2) the retention limit of that policy as already adjusted by the provisions of Article X – Increase in Retention. The reduction in reinsurance shall first be applied to the reinsurance, if any, of the specific policy under which insurance terminated. The reinsurance of the Reinsurer shall be reduced by an amount which is in the same proportion of the amount of reduction so applied as the reinsurance of the Reinsurer bore to the total reinsurance of the policy. The balance, if any, of the reduction shall be applied to reinsurance of other policies on the life, the further reduction, if any, in the reinsurance of the Reinsurer again being determined on a proportional basis and shall be applied to policies in chronological order according to original policy dates.

E.	Reinsurance shall be terminated on any policy where the net amount at risk reinsured is less than $1, rounded to the nearest dollar.

F.

Reinsurance shall be reinstated automatically if the original insurance is reinstated according to the policy provisions and rules of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

G.	Term .

      1.

          The term                                                                                                   .

ARTICLE IX: POLICY CHANGES

(Continued)

a.

                                                                                     under this Agreement.

b.

                                                                                     under this Agreement.

2.

                                                                                                  under this Agreement.

H.

Unearned reinsurance premiums on terminations or changes shall be refunded to the Ceding Company. The premium payable to the Reinsurer or premium refunds due to the Ceding Company shall be based on the exact number of days of effective insurance coverage upon termination or other change.

I

If the policy continues inforce without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance shall also continue without payment of premium and shall terminate on the same date as the Ceding Company’s risk terminates.

ARTICLE X: INCREASE IN RETENTION AT ONE LOCATION

A.

If at any time, the Ceding Company changes its established retention limits for this business, as shown in Schedule B – Reinsurance Limits, written notice of the change will be given to the Reinsurer ninety (90) days in advance of the effective date of the change.

B.	The Ceding Company may apply the new limits of retention to existing reinsurance and change its Participation Percentage on reinsurance in force in accordance with Schedule B- Reinsurance Limits.

ARTICLE XI: TERMINATION OF AGREEMENT WITH RESPECT TO NEW

REINSURANCE

A.

This Agreement may be terminated with respect to new reinsurance by either party giving written notice to the other at least one hundred and fifty (150) days prior to the date such termination shall become effective, except as specified in Article IV – Premiums, Payments and Reports, and Article IX – Policy Changes.

B.	The termination shall become effective on the date specified in the written notice, but not less than one hundred and fifty (150) days after written notice is given.

C.

The Ceding Company shall continue to submit, and the Reinsurer shall continue to accept business under the provisions of this Agreement, during the period between the date of written notice and the effective date of termination.

D.	The provisions of this Agreement shall continue to apply after the effective date of termination to all reinsurance that is inforce under this Agreement on the effective date of termination.

E.	Either party may terminate this Agreement immediately for the acceptance of new reinsurance if the other party materially breaches this Agreement.

ARTICLE XII: CLAIMS

A.

If there is a claim for death benefits on a reinsured risk, hereunder, the Ceding Company shall send to the Reinsurer copies of the proofs of claim, and any other information the Ceding Company may possess pertinent to the claim that the Reinsurer may request.

B.

The Reinsurer, upon receipt of the claim papers, shall make payment in settlement of the reinsurance under a claim approved and paid by the Ceding Company for a reinsured risk hereunder. The settlement made by the Ceding Company shall be unconditionally binding upon the Reinsurer whether or not the claim payment is made under the strict policy conditions or compromised for a lesser amount.

C.

If a claim is contested or denied, the Ceding Company will notify all reinsurers and provide the claim file to each reinsurer. The Reinsurer must make a concerted effort to respond with the final claims decision regarding contestable claims within three business days from the business day in which the claims information was received by the Reinsurer.

D.

If a claim is contestable, the Reinsurer shall be consulted before admission or acknowledgement of the liability is made by the Ceding Company. However, such consultation shall not impair the Ceding Company’s freedom to determine the proper action on the claim and the settlement made by the Ceding Company shall still be unconditionally binding on the Reinsurer except that the Reinsurer may decline to be party to the contest, compromise, or litigation involved on a claim, in which case it shall pay the full amount of its share of the claim to the Ceding Company. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, nor in any reduction in claim resulting therefrom.

ARTICLE XII: CLAIMS

(Continued)

E.

The Reinsurer may decline to be a party to the contest, compromise, or litigation involved on a claim, in which case it shall fulfill its obligation by paying the full amount of its share of the claim to the Ceding Company. In such case, the Reinsurer shall not share in any expense involved in such contest, compromise, or litigation, or in any reduction in claim resulting therefrom.

F.

If the Reinsurer has elected to join a contest or compromise of a claim, the Reinsurer shall share in the expense of such contest or compromise of the claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net amount at risk of the Ceding Company under all policies on that life being contested or compromised by the Ceding Company and shall share in the total amount of any reduction in liability in the same proportion. Routine expenses incurred in the normal settlement of uncontested claim, compensation of salaried officers and employees of the Ceding Company and any possible extra-contractual damages shall not be considered claim expenses.

G.

In the event of an increase or reduction in the amount of the Ceding Company’s insurance on any policy reinsured hereunder because of a misstatement of age or sex being established after the death of the insured, the Ceding Company and the Reinsurer shall share in such increase or reduction in proportion to their respective amounts at risk under such policy.

H.

For non-contestable claims and for contested claims where the Reinsurers has elected to participate, the Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims by the Ceding Company. Interest shall be calculated from the date of death to the date of remittance to the beneficiary, or if the claim proceeds go under settlement option, from the date of death to the date of the Reinsurer’s remittance to the Ceding Company. Adjustment to reinsurance premiums in such case shall be made without interest.

I.

On claims paid by the Reinsurer, if the period of time between when the Ceding Company notified the Reinsurer that it paid the claim and the date that the Reinsurer reimburses the Ceding Company exceeds thirty (30) days, the Ceding Company reserves the right to charge interest (at the prime rate published in the Eastern Edition of the Wall Street Journal on the date the Ceding Company pays the claim) from the day the Ceding Company notified the Reinsurer that it paid the claim to the day the Reinsurers reimburses the Ceding Company.

J.

Reinsurer does not participate in ECO that are awarded against the Company as a result of an act or omission committed by the Company. Reinsurer shall, however, pay its share of ECO if it agreed to participate in the contested claim and agreed in advance and in writing to the act or omission that resulted in the award.

K.	The Reinsurer shall not reimburse expenses incurred by the Ceding Company as a result of a dispute arising out of conflicting claims of entitlement to policy proceeds or benefits.

ARTICLE XIII: INSPECTION OF RECORDS

Upon reasonable notice, and at all reasonable times, the Reinsurer and the Ceding Company each shall have the right to inspect and audit, at the offices of the other, all records and procedures relating to reinsurance under this Agreement.

ARTICLE XIV: ERRORS AND OMISSIONS

It is                                                                                                               .

ARTICLE XV: INSOLVENCY

A.

In the event of insolvency of the Ceding Company, the Reinsurer’s liability for claims shall continue to be in accordance with the terms of this Agreement. Payment of reinsurance claims shall be made directly to the liquidator, receiver or statutory successor of the Ceding Company without diminution because of the insolvency of the Ceding Company.

B.

In the event of insolvency of the Ceding Company, the liquidator, receiver or statutory successor shall give the Reinsurer written notice of any pending claim and the Reinsurer may, at its own expense, investigate the claim and interpose any defense which it deems available to the Ceding Company or its liquidator, receiver or statutory successor. If the Ceding Company benefits from the defense undertaken by the Reinsurer, an equitable share of the expenses incurred by the Reinsurer shall be chargeable to the Ceding Company as a part of the expense of liquidation.

C.

In the event                                                                                       .    Written notice of such termination and the date shall be given to the Reinsurer by the Ceding Company. For the purpose of this Agreement, the Reinsurer shall be considered insolvent when it:

1.	As a result of a liquidation or similar proceeding, applies for or consents to the appointment of a receiver, trustee, or liquidator of its properties or assets; or

2.	Is adjudicated as bankrupt or insolvent; or

3.	Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors, or utilizes any bankruptcy, dissolution, liquidation, or similar law or statute; or

4.	Becomes the subject of an order to rehabilitate or to liquidate as defined by the insurance code of the jurisdiction of domicile of the Ceding Company or Reinsurer, as appropriate.

ARTICLE XV: INSOLVENCY

(Continued)

D.          Any                                                                                                                                                        .

ARTICLE XVI: WAIVERS AND AMENDMENTS

Any term or condition of this Agreement may be waived at any time by the party that is entitled to its benefit. Such a waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion.

ARTICLE XVII: SEVERABILITY

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the parties under this Agreement shall not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid or unenforceable provisions or by its severance from this Agreement.

ARTICLE XVIII: GRAMM-LEACH-BLILEY PRIVACY REQUIREMENTS

The Parties may, from time to time, come into possession of “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act. The “non-public personal information” may be transmitted by either the Ceding Company or Reinsurer to the other in accordance with the transmitting party’s then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, the Ceding Company or Reinsurer shall at all times use reasonable care to maintain the confidentiality of the “non-public personal information” and shall not make any use of the “non-public personal information” beyond the purpose for which it was disclosed. The Ceding Company and Reinsurer agree that they shall not transfer information to a third party, except as provided in this Agreement and as permitted by applicable provisions of Title V of the Gramm-Leach-Bliley Act, such permission including, but not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. The Ceding Company and Reinsurer agree that the Reinsurer may need to transfer “non-public personal information” to third party reinsurers for the purpose of obtaining reinsurance on risks subject to this Agreement. The Reinsurer shall take reasonable measures to ensure that any such third party reinsurers use reasonable care to maintain the confidentiality of the “non-public personal information”.

ARTICLE XIX: NOTICE

Any notice and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States registered or certified mail, return receipt requested, or mailed by overnight express mail, (ii) sent by facsimile transmission, followed by confirmation mailed by first class mail or overnight express mail, or (iii) delivered in person to the parties at the following addresses:

If to the Ceding Company:

    MML Bay State Life Insurance Company

    140 Garden Street

    Hartford, CT 06154

Attention: Reinsurance Officer

    C.M. Life Insurance Company

    140 Garden Street

    Hartford, CT 06154

Attention: Reinsurance Officer

    Massachusetts Mutual Life Insurance Company

    1295 State Street

    Springfield, MA 01111

Attention: Reinsurance Officer

If to the Reinsurer:

    Scottish Re (U.S.), Inc.

    13840 Ballantyne Corporate Place Suite 500

    Charlotte, NC 28277

Attention: Reinsurance Officer

Either party may change the names or addresses where notice is given by providing notice to the other party of such change in accordance with this Article.

ARTICLE XX: ARBITRATION

A.

All disputes and differences under this Agreement that cannot be amicably resolved by the parties shall be decided by arbitration. To initiate arbitration, either party shall notify the other party by Certified Mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within thirty (30) days of its receipt.

B.	Any interpretation of this Agreement shall be based on business practices of the life insurance and life reinsurance industries and equity rather than on strict interpretation of the law.

C.

Disagreements between the Ceding Company and the Reinsurer shall be submitted to three arbitrators who must be past or present officers of other life insurance or life reinsurance companies. The Reinsurer and the Ceding Company shall each appoint one arbitrator and the third shall be selected by these two arbitrators. In the event that either contracting company should fail to choose an arbitrator within thirty (30) days after the other contracting company has given notice of its arbitrator appointment, that contracting company may choose two arbitrators who shall, in turn, choose a third arbitrator before entering arbitration. If the                                                                                                                   .

D.	.

ARTICLE XXI: GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

ARTICLE XXII: HEADINGS

The headings to this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.

ARTICLE XXIII: PARTIES TO AGREEMENT

This Agreement is for indemnity reinsurance solely between the Ceding Company and the Reinsurer.

ARTICLE XXIV: AGREEMENT

This Agreement represents the entire contract between the Ceding Company and the Reinsurer and supersedes any prior oral or written agreements with respect to its subject. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

ARTICLE XXV: GOOD FAITH AND FINANCIAL SOLVENCY

This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns.

SCHEDULE A: ACCEPTED COVERAGES

Issuing Companies: Policies issued by the MML Bay State Life Insurance Company of Hartford, Connecticut, C.M. Life Insurance Company of Hartford, Connecticut, or Massachusetts Mutual Life Insurance Company of Springfield, Massachusetts, may be reinsured under this Agreement.

                    : Life                                                                                                                    under this Agreement.

                          :                                                                                                                                                .

              :                                                                                                                                 under this Agreement.

                                                                                                                                                                                .

Lead Underwriting Reinsurer: RGA Reinsurance Company shall be the Lead Underwriting Reinsurer for all business issued under this Agreement.

Duties and function of the Lead Underwriting Reinsurer:

In the circumstance that an individual case deviation from the guidelines in the underwriting manual occurs, the Lead Underwriting Reinsurer’s approval is the deciding factor in determining the acceptance of each deviation, and the Reinsurer in this Agreement must follow the Lead Underwriting Reinsurer’s decision.

In the circumstance that the underwriting manual is modified, either in whole or in part, any such modification will be reviewed with and approved by the Reinsurer of this Agreement and all pool members. The Reinsurer may accept the modification by an amendment to this Agreement.

SCHEDULE B: REINSURANCE LIMITS

SCHEDULE C: SPECIAL NET RISK CALCULATIONS

1.	For the Ceding Company’s Universal Life type and Variable Life type plans, the net amount of risk (as appropriately calculated) shall be the death benefit less the policy account value.

2.

The methods of calculating the net amount at risk described above may not be appropriate under a given plan of insurance. In such cases, the net amount at risk shall be a method that is mutually agreeable to both parties.

SCHEDULE D: REINSURANCE PREMIUM RATES

Premiums (Currency – U.S. Dollars)

The                                                                                                                                                                               :

Nonsmoker	%
Smoker	%
Unismoker	%

The                                                                                                                                                                    .

Policy Fees:

No policy fees shall be paid under this Agreement.

Base Rate Table

                                                                                                                                                                                                                      by

                                                                                                                                                                                                                     .

For                                                                                   % /     % for

                                                                         % /     %

for                                     .

SCHEDULE E: REINSURANCE REPORTS

Reinsurance shall be self-administered by the Ceding Company. The Ceding Company shall maintain up-to-date records on business under the Agreement for reporting new issues, renewals, deaths, lapses and other adjustments on each reinsured policy or rider and shall provide reports to the Reinsurer subsequent to the close of each reporting period. The reporting period shall be monthly. The reports shall consist of sufficient detail for the Reinsurer to determine its amount of risk on reinsured policies and riders and to verify reinsurance premiums. Reports provided shall be the following:

Bordereau Detail Reports:

New business and change reports shall be provided to the Reinsurer on a bordereau basis and include the following items:

Policy Number	Joint Life Information
Name of the Insured	Policy Face Amount
Sex	Reinsurance Amount(s) Issued
Date of Birth	Retained Amount
Issue Age	Reinsurance Net Amount at Risk
Policy Date	Death Benefit Option
Policy Year	Reinsurance Premiums
Policy Duration	Reinsurance Commission or Allowances
Transaction Type*	Policy Fee
Transaction Effective Date	Premium Taxes Reimbursed
Table Rating	Cash Values Reimbursed
Flat Extra Amount and Duration	Dividends Reimbursed
Plan Name or Code	Net Amount due the Reinsurer or the Ceding Co.
Underwriting Classification

*  Transaction codes may be used to identify policy activity affecting reinsurance including new reinsurance issued, continuation of coverage, and policy movements or changes such as:

Not Takens	Decrease in Amount
Surrender	Cancellation of Reinsurance
Lapse	Recapture
Reinstatement	Death
Conversion	Expiration
Exchange	Other Changes
Increase in Amount

Separate listings shall be provided for new issues, renewals, terminations, and other adjustments.

SCHEDULE E: REINSURANCE REPORTS

(Continued)

Summary Reports

Summary reports shall be provided to the Reinsurer, which include appropriate subtotals and totals of premiums, commissions and allowances, and premium tax by reporting category and in total. Policy exhibit summaries shall also be provided to the Reinsurer showing the reinsured amounts at the beginning of the reporting period, any increases, decreases and terminations during the reporting period, and the reinsured amounts at the end of the reporting period.

Electronic Reporting

The Reinsurer may request receipt of reinsurance data from the Ceding Company via an electronic medium (magnetic tape, magnetic disk, or electronic data interchange) as shall be available to the Ceding Company. Monthly transaction data and quarterly inforce data is currently available on magnetic tape cartridges.

Note:

The detail and summary reports and the electronic forms shall be in either the standard TAI Reinsurance format or a modified TAI Reinsurance format. These formats shall be made available to the Reinsurer. Any changes to the format shall be communicated to the Reinsurer.

SCHEDULE F:

SCHEDULE G: DAC TAX SCHEDULE

Treasury Regulation Section 1.848-2 (g) (8) Election. The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to Treasury Regulation Section 1.848-2 (g) (8) of the Income Tax Regulations issued December, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective as of the execution date of the treaty and for all subsequent taxable years for which this Agreement remains in effect.

1.	The term “party” shall refer to either the CEDING COMPANY or the REINSURER as appropriate.

2.	The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect December 1992.

3.

The party with the net positive consideration (or gross premiums and other considerations as applicable) for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions’ limitation of Section 848 (c) of the Internal Revenue Code of 1986, as amended.

4.	Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5.

The CEDING COMPANY shall submit a schedule to the REINSURER by May 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY shall report such net consideration in its tax return for the preceding calendar year.

6.

The REINSURER may contest such calculation by providing an alternative calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER’s receipt of the CEDING COMPANY’s calculation. If the REINSURER does not so notify the CEDING COMPANY, the REINSURER shall report the net consideration as determined by the CEDING COMPANY in the REINSURER’s tax return for the previous calendar year.

7.

If the REINSURER contests the CEDING COMPANY’s calculation of the net consideration, the parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternative calculation. If the CEDING COMPANY and the REINSURER reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

8.

The parties shall list the Agreement on the DAC Tax Schedule of their Federal Income Tax Return for the year in which the Agreement becomes effective, thereby specifying that the joint election herein has been made for the Reinsurance Agreement of which this Schedule is a part.

SCHEDULE H: